Loan Agreement


                  Loan Agreement dated as of January 1, 1999 between Atlas Air, Inc., a Delaware corporation (the "Borrower"), and Michael A. Chowdry, an individual whose mailing address is 538 Commons Drive, Golden, Colorado 80401 (the "Lender").

                  WHEREAS, the Borrower has agreed to acquire a new Boeing Business Jet (737-700) corporate aircraft and all associated equipment and documentation (the "BBJ"), and

                  WHEREAS, the Borrower has financed a portion of the acquisition cost of the BBJ, pursuant to an Aircraft Lease Agreement dated as of February 26, 1999 between General Electric Capital Corporation ("GECC") and the Borrower (the "Lease"), and

                  WHEREAS, the Lender has agreed with the Borrower to make a loan to Borrower in an amount described in Section 1 hereof.

                  NOW, THEREFORE, the Borrower and Lender hereby agree as follows:

Section 1.             The Non Recourse Loan.

                  The Lender, on terms and conditions hereinafter set forth, hereby agrees to make a non-recourse loan to the Borrower, bearing a floating rate of interest equal to the London Interbank Offered Rate for one month as shown in The Wall Street
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                                      -2-


Journal (the "LIBOR rate") in an amount equal to 50% of the amount by which the sum of (a) the Acquisition Cost; (b) the cost of any capital improvements to the BBJ subject to compliance with Section 5 hereof; and (c) any financing costs, interest and lease payments with respect to the Lease exceeds the principal amount of the purchase price received by the Borrower from GECC for sale of the BBJ to GECC. For purposes of this Agreement, the "Acquisition Cost" shall be an amount equal to the sum of the purchase price actually paid initially by Borrower to acquire the BBJ, including all modifications and the installation of the interior made prior to the time that the BBJ is placed in service, less $9,164,518.20. The interest rate shall change monthly, with the LIBOR rate as shown in The Wall Street Journal on the last business day of each month applied to the next month (or part thereof).

Section 2.                 Advances.

                  (a) Upon the terms and subject to the conditions herein set forth the Lender shall from time to time make advances (the "Advances") to the Borrower under this Loan Agreement during the period from the date hereof until the date of the sale by Borrower or disposition of the BBJ (the "Termination Date") in response to Borrower's Request Notice referred to in paragraph (b) of this Section 2.
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                                      -3-


                  (b) The Borrower shall give the Lender at least three (3) Business Days' prior written or telegraphic notice of its request for an Advance. Each such notice shall specify the date, the amount and the purpose of the requested Advance and shall be in the form attached hereto as Exhibit B (a "Request Notice"). The Lender shall make each Advance in immediately available funds by wire transfer to a deposit account designated by Borrower at its financial institution, as soon as practicable, but in no event later than 3 Business Days following the receipt by Lender of a Request Notice. The term "Business Days" means any day other than a Saturday or Sunday and other than a day which is a Federal legal holiday or a legal holiday for banks in the State of Colorado.

                  (c) Each Advance shall be evidenced by a notation of the amount of Advance set forth on Schedule I to the nonrecourse note in the form of Exhibit A hereto (the "Note") delivered to the Lender at the time of the initial Advance payment made hereunder. (The aggregate Advances made hereunder shall sometimes be referred to herein as the "Loan".)

Section 3.              Repayment of Loan.

                  The Loan shall be non-recourse to the Borrower and shall be repaid by the Borrower solely out of the Repayment Amount (as defined below). Unless approved by Lender, Dispositions must be made for cash. Borrower shall repay the Loan
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                                      -4-


promptly upon its receipt of the Repayment Amount, subject to the provisions of
Section 9 hereof. Lender shall have no recourse against the Borrower for repayment of the Loan, except out of the Repayment Amount. In the event that the Repayment Amount exceeds the aggregate Advances made by the Lender hereunder, Lender shall be entitled to receive such excess amount.

                  "Repayment Amount" shall mean (i) 50% of the Net Proceeds (as defined below) received by the Borrower with respect to the Disposition (as defined below) of the BBJ, less (ii) the excess, if any, of $4,582,259.10 over the present value (computed as of December 1, 1999 at a discount rate of 7.5%) of 50% of the actual tax benefit realized by Borrower (as computed based on the same parameters as used on Exhibit C annexed hereto and the same effective tax rate as used in determining Net Proceeds) plus (iii) the excess, if any, of the present value (computed as of December 1, 1999 at a discount rate of 7.5%) of 50% of the actual tax benefit realized by Borrower (as computed based on the same parameters as used on Exhibit C annexed hereto and the same effective tax rate as used in determining Net Proceeds) over $4,582,259.10 plus (iv) the tax benefit, if any, realized by Borrower as a result of the payment to Lender of the Repayment Amount.

                  "Net Proceeds" shall mean the aggregate cash proceeds received by Borrower from time to time with respect to the Dispo-sition of the BBJ, net of all of the following actually paid or, in the case of
(iv) reserved (i) commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) paid to third parties in connection with such Disposition, (ii) provisions for all taxes payable as a result of the Disposition, including without limitation income taxes at the then effective income tax rate for Borrower, (iii) payments made to terminate the Lease and retire such other indebtedness as may have been approved in writing in advance by the Lender, and (iv) appropriate amounts to be determined by the Company as a reserve required in accordance with generally accepted accounting principles ("GAAP") against liabilities associated with such Disposition; provided that 50% of any such reserved amounts shall be paid to the Lender at the earliest time such reserve is no longer required in accordance with GAAP.

                  "Disposition" shall mean the sale of the BBJ or the actual or constructive total loss of the BBJ or requisition of title or use of such property which results in an insurance settlement on the basis of total loss or the seizure or condemnation of the BBJ.

Section 4.             Sale of BBJ.

                  (a) Borrower shall have the right to sell the BBJ at any time, subject to giving Lender written notice of its decision to sell the BBJ and giving Lender the right of first refusal to purchase the BBJ. Such right may be exercised by the Lender by written notice to the Borrower given at any time within 30 days of the Lender's receipt of such notice and by the Lender closing on such purchase at any time within 60 days of Lender's receipt of such notice, unless closing is prevented by the action or inaction of the Borrower. If a proposed sale as to which the right of first refusal applies specifies: (i) a consideration in other than United States money, Lender shall have the right to purchase the BBJ for the United States money equivalent of the specified consideration; and (ii) a manner, time, terms or conditions that cannot be complied with without unreasonable effect, Lender shall have the right to purchase the BBJ by complying with the reasonable equivalent of the specified manner, time, terms or conditions.

                  (b) Lender shall have the right to cause the Borrower to sell the BBJ at any time by giving the Borrower written notice of such request, subject to giving the Borrower the right to retain ownership of the BBJ and to make payment to the Lender as if such sale had been made at a price determined as provided in Section 4(c) hereof.

                  (c) The price to be paid to Lender if the Borrower retains ownership of the BBJ as stated above in Section 4(b) shall be at fair market value, as determined by a mutually agreed independent appraiser. If the Borrower receives a notice from the Lender in accordance with paragraph (b) hereof, Borrower shall use commercially reasonable efforts to sell the BBJ within 270 days of receiving such notice. Borrower shall keep the Lender reasonably informed of its sale efforts during this period.

Section 5.             Capital Improvements.

                  The Borrower hereby agrees that no capital improvements will be made on the BBJ without the prior written consent of the Lender, except for capital improvements required by (i) the Lease or (ii) FAA directives, rules or regulations.

                  Notwithstanding any provisions to the contrary, the term "capital improvements" as used in Section 1 and Section 10(b) shall: (i) include the cost of all modifications and the installation of the interior made subsequent to the time the BBJ is placed in service, but shall exclude (ii) costs related to the overhaul, replacement, restoration or refurbishment of the airframe, aircraft engines, landing gears or other parts and components of the BBJ which overhaul, replacement, restoration, or refurbishment is caused by the use of the aircraft.

Section 6.                 Covenants of Borrower.

                  So long as the Note shall remain outstanding, the Borrower shall, unless the Lender shall otherwise consent in writing:

                  (a) Cause the BBJ to be operated and maintained in compliance with the FAA rules and regulations and the Lease; provided that the Borrower shall be solely responsible for the payment of all of the costs of such operation and maintenance (including, without limitation, salaries, insurance, fuel, and landing fees, and all other operating expenses).

                  (b) Not create or allow to exist any lien on the BBJ other than (i) pursuant to the Lease, or (ii) as may be approved in writing by the Lender in advance, and not to lease or otherwise transfer the BBJ except in accordance with Section 4 hereof.

                  (c) The Borrower shall not amend, modify or grant a waiver under any terms and conditions of the Lease without the prior consent of the Lender.

Section 7.            Representations and Warranties of Borrower.

                  The Borrower hereby represents and warrants to the Lender as follows:

                  (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (b) The execution, delivery and performance by Borrower of the Loan Agreement and the consummation of the transactions contemplated hereby are within the corporate power of the Borrower, have been duly authorized by all necessary actions on the part of the Borrower and do not conflict with or breach any agreement or other instrument by which the Borrower is bound.

                  (c) This Loan Agreement and the Note have been, or will be, duly executed and delivered by Borrower and constitute, or will constitute, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

Section 8.                 Conditions Precedent.

                  Lender's obligation to make the initial Advance and each subsequent Advance is subject to Borrower's prior satisfaction or Lender's waiver of all the conditions set forth in this Section 8.

                  (a) Borrower shall have duly executed and delivered to Lender:
(i) the Loan Agreement; and (ii) the Note; and

                  (b) The representations and warranties made by Borrower in
Section 7 hereof shall be true and correct as of the date on which each Advance is made and after giving effect to the making of the Advance. The submission by Borrower to Lender of the Request Notice shall be deemed to be a certification by the Borrower that as of the date of such Request Notice, the repre-sentations and warranties made by Borrower in Section 7 hereof are true and correct.

                  (c) Borrower shall not have defaulted with respect to any of its obligations under the Lease, other than as a result of Lender's failure to make the Advances required by this Loan Agreement.

Section 9.                 Right to Cure Defaults.

                  (a) In the event Borrower defaults under the Lease, other than as a result of Lender's breach of this Loan Agreement, Lender shall have the right, subject to the provisions of the Lease, to cure the default. Borrower shall immediately provide to Lender copies of any default notices under the Lease or any other information or document which is received by the Borrower and pertains to any default under the Lease. Lender shall be entitled to repayment of any payment made by Lender to cure the default pursuant to this paragraph (a) from that portion of the Net Proceeds of a Disposition of the BBJ to which Borrower is entitled.

                  (b) In the event Lender defaults in its obligations under this Loan Agreement, Lender shall not be entitled to receipt of any portion of the Net Proceeds from the Disposition of the BBJ until Borrower has been repaid in full for its Acquisition Cost (and financing costs) and expenditures for capital improvements of the BBJ (excluding items listed in Section 5 as not capital improvements), net of Advances made by the Lender hereunder.

                  (c) Nothing herein shall prevent Borrower or Lender, as the case may be, from pursuing legal remedies against the other for any defaults occurring under this Loan Agreement.

Section 10.                Notices.

                  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to Lender or Borrower under this Agreement shall be in writing and telecopied, mailed or delivered to each party at its telecopier number or address set forth below (or to such other telecopier number or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt; provided, however, that any Request Notice delivered to Lender under Section 2(b) hereof shall not be effective until received by Lender.

               LENDER:                    Michael A. Chowdry
                                          Atlas Air, Inc.
                                          538 Commons Drive
                                          Golden, Colorado  80401
                                          Fax No.:  303-526-5281

               BORROWER:                  Atlas Air, Inc.
                                          538 Commons Drive
                                          Golden, Colorado  80401
                                          Attn:  Chief Financial Officer
                                          Fax No.:  303-526-5051




Section 11.                Waivers; Amendments.

                  Any term, covenant, agreement or condition of this Loan Agreement may be amended or waived if such amendment or waiver is in writing and is signed by Borrower and Lender. No failure or delay by Lender in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. A waiver or consent given hereunder shall be effective only if in writing and in the specific instance and for the specific purpose for which given.

Section 12.                Successors and Assigns.

                  This Loan Agreement shall be binding upon, and inure to the benefit of, Borrower, Lender and their respective successors and permitted assigns, except that neither Borrower nor Lender may assign or transfer (and any such attempted assignment or transfer shall be void) any of their respective rights or ob-ligations under this Loan Agreement without the prior written consent of the other party, which such consent shall not be unreasonably withheld.

Section 13.                Governing Law.

                  This Loan Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Colorado without reference to conflicts of law rules.

Section 14.                Construction.

                  This Loan Agreement is the result of negotiations among, and has been reviewed by, Borrower and Lender. Accordingly, this Loan Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

Section 15.                Entire Agreement.

                  This Loan Agreement and the Note, taken together, constitute and contain the entire agreement of Borrower and Lender with respect to the subject matter hereof and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

                  IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first set forth above.

                                 BORROWER:

                                 ATLAS AIR, INC.


                                 By:      /s/ STANLEY J. GADEK
                                          -----------------------------
                                          Name:  Stanley J. Gadek
                                          Title: Vice President and
                                                 Controller


                                          LENDER:


                                 By:      /s/ MICHAEL A. CHOWDRY
                                          -----------------------------
                                          Name:  Michael A. Chowdry

                                 PROMISSORY NOTE
                           (AND ATLAS AIR OBLIGATION)


                                                                Golden, Colorado
                                                                October 15, 1999

               General

               References made to the Loan Agreement dated as of January 1, 1999 between Atlas Air, Inc., a Delaware corporation ("Payee or "Atlas Air"), and Michael A. Chowdry ("Maker" or "Mr. Chowdry") relating to Atlas Air's acquisition of a Boeing Business Jet (737-700) ("BBJ") from the Boeing Company and Mr. Chowdry's agreement to loan Atlas Air, on a non-recourse basis, the following: An amount (the "BBJ costs") equal to 50% of the amount by which the sum of (a) the Acquisition Cost, (b) the cost of any capital improvements to the BBJ (excluding costs related to the overhaul, replacement, restoration or refurbishment of the BBJ's airframe, aircraft engines, landing gears or other parts and components of the BBJ which overhaul, replacement, restoration or refurbishment is caused by the use of the aircraft) and (c) any financing costs, interest and lease payments with respect to the Aircraft Lease Agreement dated as of February 26, 1999 between General Electric Credit Corporation ("GECC") and Atlas Air, exceeds the principal amount of the purchase price received by Atlas Air from GECC for the sale of the BBJ to GECC. As used above, the term "Acquisition Cost" means an amount equal to the sum of the purchase price actually paid initially by Atlas Air to acquire the BBJ, including all modifications and the installation of the interior made prior to the time that the BBJ is placed in service less $9,164,518.20.

               The amount of the BBJ costs at October 15, 1999 is less than zero.

               Principal and Interest

               Maker, whose address is 538 Commons Drive, Golden, Colorado (or such other address as Maker may designate in writing to Payee), promises to pay to the order of Payee, at Payee's principal place of business, 538 Commons Drive, Golden, CO 80401 (or such other address as Payee shall designate in writing to Maker), the following principal sum, together with interest on the unpaid principal sum from time to time outstanding at the rate per annum stated below: The positive amount of BBJ costs (a) which (i) are paid by Payee prior to the principal amount of this Note becoming due and (ii) have been entered by Payee on

Schedule A to this Note and (b) for which Payee has concurrently given written notice to Maker of entering the additional amount on Schedule A.

               The BBJ costs shall be deemed outstanding principal amounts on the date on which both the amounts have been entered on Schedule A and notice of entering them on Schedule A have been given to Maker.

               The outstanding principal of this Note shall bear a floating rate of interest equal to the London Interbank Offered Rate for one month as shown in The Wall Street Journal (the "LIBOR rate"). The initial interest rate shall be the LIBOR rate as shown in The Wall Street Journal published on October 15, 1999. The interest rate shall change monthly, with the LIBOR rate as shown in The Wall Street Journal on the last business day of each month applied to the next month (or part thereof). Interest, based on a 365-day year, shall be accrued for the number of days the principal sum (or any portion thereof) is actually outstanding.

               The entire outstanding principal balance and all accrued but unpaid interest shall be due and payable to Payee on the 30th day after Maker receives written notice from Payee demanding payment of all outstanding principal and accrued but unpaid interest (the "maturity date").

               Prepayment

               Principal and interest payments may be paid but are not required to be paid prior to the maturity date. The privilege to prepay all or any part of this Note without any penalty is reserved to Maker. However, any principal prepayment must be accompanied by all interest on that amount then accrued, if any.

               Application of Payment

               All payments on this Note shall be applied first to the payment of accrued interest, and, after all such interest has been paid, any remainder shall be applied to reduction of the principal balance. All amounts payable hereunder are payable in lawful money of the United States of America.

               Attorneys' Fees

               Maker hereby agrees to pay reasonable attorneys' fees and all other reasonable costs and expenses incurred, after a default in payment, in the enforcement of this Note and the collection of amounts due hereunder, whether such enforcement or collection is by court action or otherwise.

               Other

               This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Colorado. Maker agrees that the federal and state courts located in the State of Colorado shall have subject matter jurisdiction to entertain any action brought to enforce or collect upon this Note and, by execution hereof, voluntarily submits to personal jurisdiction of such courts; provided, however, such jurisdiction shall not be exclusive and, at its option, Payee may commence such action in any other court which otherwise has jurisdiction.

               No delay or omission in exercising any right or power hereunder, shall affect the liability of Maker. No delay or omission by Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power. Each legal holder hereof shall have and may exercise all the rights and powers given to Payee herein.

               This Note has been executed as of October 15, 1999 and actually on the date indicated below.



                                            /s/ MICHAEL A. CHOWDRY
                                            -----------------------------------
                                            Michael A. Chowdry

                                            Date:  10/15/99
                                                   ----------------------------


                              ATLAS AIR OBLIGATION


               In consideration of the execution and delivery of this Note and other good and valuable consideration, Atlas Air, Inc. ("Payee") hereby agrees that, upon the request of Michael A. Chowdry ("Maker") prior to the Note becoming due, Payee will make a loan to Maker under the Note of the positive amount of BBJ costs (as defined above).



                                            ATLAS AIR, INC.


                                            By:    /s/ STANLEY J. GADEK
                                                   ----------------------------
                                                   Name:  Stanley J. Gadek
                                                   Title: Vice President and
                                                            Controller

                                            Date:  10/15/99
                                                   -----------------------------